Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”), dated as of 17th September, 2025, is entered into by and among:

(A)	CNET TECHNOLOGY LIMITED, a company organized and existing under the Laws of the British Virgin Islands, with its registered address at the office of Overseas Company Services, Limited, Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 (the “Purchaser”);

(B)	B OCEAN CAPITAL MANAGEMENT LIMITED, a company organized and existing under the Laws of the Cayman Islands, with its registered address at the office of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands (the “Seller A”);

(C)	OASIS MANAGEMENT CONSULTANT LIMITED, a company organized and existing under the Laws of Hong Kong, with its registered address at Unit D, 10/F, China Fen Hin Building, 5 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong (the “Seller B, ” together with Seller A, the “Sellers”); and

(D)	Titans Investment Asset Holdings Limited, a company organized and existing under the Laws of the British Virgin Islands, with its registered office at ABM Corporate Services, Ltd, 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands (the “Company”).

WHEREAS:

(A)	The Company is a company organized and existing under the Laws of the British Virgin Islands. As of the date hereof, the authorized stock capital of the Company is US$50,000 divided into 50,000 ordinary shares, 1,000 ordinary shares of which have been issued and fully paid up.

(B)	Titans Digital Limited is a limited liability company organized and existing under the Laws of Hong Kong, with its registered office at Unit D, 10/F, China Fen Hin Building, 5 Cheung Yue Street, Cheung Sha Wan, Hong Kong (Company No. 73490923) (“TDL”, together with the Company, the “Company Parties”). The Company owns 100% of equity interests in TDL. The Company is a holding company and, through TDL, primarily engages in the provision of Web 3.0 and digital marketing services.

(C)	Each of Seller A and Seller B intends to sell 9.80% of the equity interests in the Company to the Purchaser, and the Purchaser intends to acquire such interests from the Sellers.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1                “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.2                “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.3                “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.4                “Business” means the business as set forth in the business licenses of the Company Parties, including but not limited to, provision of Web 3.0 and digital marketing services, as of the date hereof.

1.5                “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Hong Kong are authorized to close for business.

1.6                “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company’s dominion or control.

1.7                “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.8                “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity.

1.9                “Equity Interests” means 196 ordinary shares, representing 19.60% of the outstanding equity interests in the Company.

1.10             “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.11             “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

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1.12             “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.13             “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.14             “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.15             “Leases” means the leases with respect to the factories, office buildings, stores, warehouses and parking lots leased by the Company at its location, together with all fixtures and improvements erected on the premises leased thereby.

1.16             “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.17             “Material Adverse Change” and “Material Adverse Effect” mean, with respect to the parties hereto, any change, event or effect that individually or when taken together with all other changes, events and effects (financial or otherwise) that have occurred prior to the date of determination, is or is reasonably likely to be material and adverse to the operations, assets, liabilities, business or financial condition of the parties hereto or the Company’s property owned thereby.

1.18             “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.19             “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company of any Contract or Law.

1.20             “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.21             “PRC” means the People’s Republic of China, which for the purposes of this Agreement shall include Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

1.22             “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

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1.23             “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.24             “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.25             “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.26             “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.27             “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

ARTICLE II
TERMS AND CONDITIONS OF THE PURCHASE AND SALE

2.1                Purchase and Sale.

(a)                 Each of the Sellers hereby agrees to sell to the Purchaser, or its assignees, and the Purchaser hereby agrees to acquire from the Sellers, the Equity Interests of the Company (the “Transaction”).

(b)                The aggregate consideration to be paid by the Purchaser to the Sellers in exchange for the Equity Interests shall be 200,000 shares of common stock of ZW Data Action Technologies Inc., a Nevada company and parent company of the Purchaser (the “Stock Consideration”), having a total value of US$420,000 and valued at US$2.10 each, and US$300,000, in the form of cash (the “Cash Consideration”). The Stock Consideration and this Cash Consideration is collectively referred to as the “Purchase Price.”

2.2                Deposit.

(a)                 Payment of Refundable Deposit. Immediately subsequent to the execution of this Agreement, the Purchaser shall pay the Sellers a refundable deposit totaling US$300,000, an amount equal to approximately 42% of the Purchase Price (the "Deposit") via wire transfer of immediately available funds to the Sellers or the Sellers’ designated bank account.

(b)                Credit to Purchase Price. The Deposit shall be considered an advance payment of the Purchase Price and shall be credited in full against the Purchase Price at the Closing.

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2.3                Return of Deposit.

(a)                 Refund Obligation. If this Agreement is terminated by the Purchaser (i) pursuant to Section 8.1 due to a material breach of this Agreement by the Sellers and the Company Parties, and (ii) pursuant to Section 8.2, the Sellers shall immediately refund the full amount of the Deposit to the Purchaser via wire transfer to an account designated by the Purchaser.

(b)                Purchaser's Remedies. The Purchaser's right to the return of the Deposit under this Section shall not be the Purchaser's sole and exclusive remedy for a breach by the Sellers. In addition to demanding the return of the Deposit, the Purchaser shall be entitled to pursue any and all other remedies available at law or in equity.

2.4                Closing. Subject to the terms and conditions of this Agreement, the closing ( the “Closing”) shall take place no later than the second Business Day after all the conditions to the Closing set forth in Article VI have been satisfied or waived (the date and time at which a Closing is actually held being a “Closing Date”). At the Closing:

(a)                 The Sellers shall transfer the Equity Interests in the Company to the Purchaser. Immediately after the Closing, (i) the Purchaser will have assumed and held all rights and interest in the Equity Interests, and Sellers shall cease to hold any interest in, and shall be deemed to have relinquished all rights and claims with respect to, the Equity Interests; and (ii) Purchaser will hold an aggregate of 19.60% equity interests of the Company.

(b)                The Purchaser shall deliver the Consideration to the Sellers.

2.5                Approval and Registration.

(a)                 Execution of Application Documents. Each of the Sellers and the Company Parties shall, at its own cost, execute and prepare all such documents as may be required of such party by applicable Laws in connection with securing Government Approvals (as defined below) for the transactions contemplated hereunder (the “Application Documents”), including, without limitation, executing and delivering share transfer instruments and an updated register of members of the even date herewith (the “Register of Members”).

(b)                Submission for Approval. Promptly after execution of this Agreement, and in any event within five (5) Business Days after the Application Documents are complete and ready, the Company shall, and Sellers shall jointly cause the Company to, submit the Application Documents and such other documents as the relevant Authority in the British Virgin Islands or Hong Kong, as the case may be, may require to such relevant Authority for examination and approval of the transfer of the Equity Interests.

2.6                Transfer Taxes.

(a)                 All income tax and withholding tax incurred by each of the Sellers in relation to the transfer of the Equity Interests and the transaction contemplated hereunder (the “Transfer Taxes”) shall be borne by the Sellers.

(b)                Promptly after the date hereof, each of the Sellers shall file appropriate Tax Returns and other required documents, which shall have been approved by Purchaser in writing in advance, with the competent tax Authority in order to determine the amount of the Transfer Taxes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY PARTIES

Each of the Sellers and the Company Parties hereby, jointly and severally, represents and warrants to Purchaser that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing Date.

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3.1                Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the British Virgin Islands. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact the Business. The Company has offices located only at the addresses set forth on Schedule 3.1. The Company has not taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

3.2                Authorization by Sellers. The execution, delivery and performance by each of the Sellers of this Agreement and the consummation by each of the Sellers of the transactions contemplated hereby are within the corporate powers of each of the Sellers and have been duly authorized by all necessary action on the part of the Sellers. This Agreement constitutes, upon its execution and delivery, a valid and legally binding agreement of the Sellers enforceable against each of the Sellers in accordance with its terms. The Sellers have offices located only at the addresses set forth on Schedule 3.2.

3.3                Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, upon its execution and delivery, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

3.4                Governmental Authorization. Neither the execution, delivery nor performance by the Company of the Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority requiring a consent, approval, authorization, order or other action of or filing with any Authority as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

3.5                Non-Contravention. None of the execution, delivery or performance by the Company of the Agreement does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Common Stock or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Common Stock (as defined below) or any of the Company’s assets, (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon each Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets.

3.6                Company’s Shareholding Structure.

(a)                 Schedule 3.6 sets forth the correct basic particulars of the Company as of the date hereof, including without limitation, the registered capital amount, shareholding structure of the Company, the nature of legal entity the Company constitutes, and the jurisdiction in which the Company was organized and exists.

(b)                Except for TDL, the Company has no subsidiary, nor does it own or Control, directly or indirectly, any interest in any other Person. Except as set forth in Schedule 3.6, the Company maintains no offices or any branches, nor is it a participant in any joint venture, partnership or similar arrangement.

(c)                 Each of the Sellers holds good and valid title to the Equity Interests, free and clear of all Encumbrances. There are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal), subscriptions, or other rights, proxy or shareholders agreements or Contracts of any kind, either directly or indirectly, entitling the holder thereof to purchase or otherwise acquire any part of the equity of the Company, or to compel the Company to increase or decrease its registered capital.

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(d)                The full amount of the registered capital of the Company has been timely contributed and in compliance with all applicable Laws of the British Virgin Islands.

3.7                Certificate of Formation. Copies of (a) the certificate of incorporation of the Company, or any equivalent documents, as certified by the Authority, and (b) the bylaws of the Company, or any equivalent documents, certified by the secretary of the Company, have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its certificate of incorporation or bylaws.

3.8                Corporate Records. All proceedings of the board of directors, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The stock ledgers and stock transfer books of the Company are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company relating to all issuances and transfers of stock by the Company, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company have been made available to Purchaser, and are the original stock ledgers and stock transfer books and minute book records of the Company or true, correct and complete copies thereof.

3.9                Third Parties. Other than the Persons listed on Schedule 3.9(a), the Company is not Controlled by any Person and, other than TDL, the Company is not in Control of any other Person. Except as set forth on Schedule 3.9, to the Company’s knowledge, no Key Personnel (as set forth on Schedule 3.9(b)) (a) engage in any business, except through the Company, or are employees of or provide any service for compensation to, any other business concern or (b) own any equity security of any business concern, except for publicly traded securities not in excess of 5% of the issued and outstanding securities with respect to such publicly traded securities. Schedule 3.9(a) sets forth a complete and accurate list of the Affiliates of the Company and the ownership interests in the Affiliate of the Company.

3.10             Assumed Names. Schedule 3.10 is a complete and correct list of all assumed or “doing business as” names currently or used by the Company, including names on any websites. The Company has not used any name other than the names listed on Schedule 3.10 to conduct the Business. The Company has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

3.11             Subsidiaries. Except for TDL, the Company does not currently own and has not owned directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 3.11. None of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

3.12             Consents. The Contracts listed on Schedule 3.12 are the only Contracts binding upon the Company or by which any of the Company Common Stock or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (each of the foregoing, a “Company Consent”).

3.13             [Intentionally omitted]

3.14             Books and Records. The Company shall make all Books and Records of the Company available to Purchaser for its inspection and shall deliver to Purchaser complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Purchaser otherwise has requested within 30 days from the date hereof. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company are accurate, complete, and authentic.

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(a)                 The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)                  transactions are executed only in accordance with the respective management’s authorization;

(ii)                all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by applicable accounting principles;

(iii)              access to assets is permitted only in accordance with the respective management’s authorization; and

(iv)               recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b)                All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the relevant office.

3.15             Absence of Certain Changes. Since June 30, 2025 (the “Balance Sheet Date”), each of the Company Parties has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

(a)                 any Material Adverse Effect or any material diminishment in the value to Purchaser of the transactions contemplated hereby;

(b)                any transaction, Contract or other instrument entered into, or commitment made, by the Company relating to the Business, or any of the Company’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)                 (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company; (ii) any issuance by the Company of shares of capital stock or other equity interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests;

(d)                (i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Common Stock or any of the Company’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company;

(e)                 any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f)                  increased benefits payable under any existing severance or termination pay policies or employment agreements; entered into any employment, deferred compensation or other similar agreement (or amended any such existing agreement) with any director, officer, manager or employee of the Company; established, adopted or amended (except as required by law) any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, manager or employee of the Company; or increased any compensation, bonus or other benefits payable to any director, officer, manager or employee of the Company, other than increases to non-officer employees in the ordinary course of business consistent with past practices;

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(g)                any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

(h)                any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i)                  (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company under any Material Contract, or any material license or material permit from any Authority held by the Company;

(j)                  any capital expenditure by the Company in excess in any fiscal month of an aggregate of US$50,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed US$100,000 in the aggregate by the Company;

(k)                any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property;

(l)                  any loan of any monies to any Person or guarantee of any obligations of any Person by the Company;

(m)               except as required by applicable accounting principles, any change in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(n)                any amendment to the Company’s organizational documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o)                any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p)                any material Tax election made by the Company outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company; or any right to claim a material Tax refund surrendered by the Company; or

(q)                any commitment or agreement to do any of the foregoing.

Since the Balance Sheet Date through and including the date hereof, the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Section 5.2 herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

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3.16             Properties; Title to the Company’s Assets.

(a)                 The items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

(b)                Schedule 3.16 sets forth a description and location of each item of the Tangible Personal Property, as of a date within five days of the date of this Agreement. All of the Tangible Personal Property is located at the office of the Company.

(c)                 The Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet or acquired after the Balance Sheet Date. No such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

3.17             Litigation. There is no Action (or any basis therefore) pending against, or to the best knowledge of the Company, threatened against or affecting, the Company, any of its officers or directors, the Business, or any capital stock or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against the Company. The Company is not, and has not been subject to any proceeding with any Authority.

3.18             Contracts.

(a)                 Schedule 3.18(a) lists all material Contracts, oral or written (collectively, “Material Contracts”) to which each Company is a party and which are currently in effect.

(b)                Each Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to best knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets. No Contract (i) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates. The Company shall, within 30 days of the date hereof, provide to Purchaser true and correct (A) fully executed copies of each written Material Contract and (B) written summaries of each oral Material Contract.

(c)                 None of the execution, delivery or performance by the Company of this Agreement to which the Company is a party or the consummation by the Company of the transactions contemplated hereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d)                The Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

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3.19             Insurance. Schedule 3.19 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. The Company believes such insurance policies, in light of the nature of the Company’s Business, assets and properties, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. Neither the Company, nor, to the knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 3.19 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company has not filed for any claims exceeding US$200,000 against any of its insurance policies, exclusive of automobile and health insurance policies. The Company has not received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 3.19 will not be available in the future on substantially the same terms as now in effect.

3.20             Licenses and Permits. Schedule 3.20 correctly lists each license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 3.20, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all Permits necessary to operate the Business.

3.21             Compliance with Laws. The Company is not in violation of, has not violated, and is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and the Company has not received any subpoenas by any Authority.

Without limiting the foregoing paragraph, the Company is not in violation of, has not violated, and to the best knowledge of the Company is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i)                  any Law applicable due to the specific nature of the Business;

(ii)                the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii)              any comparable or similar Law of any jurisdiction; or

(iv)               any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

No permit, license or registration is required by the Company in the conduct of the Business under any of the Laws described in this Section 3.21.

3.22             Intellectual Property.

(a)                 Schedule 3.22 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b)                The Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

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(c)                 The current use by the Company of the Intellectual Property Rights does not infringe, and the use by the Company of the Intellectual Property Rights after the Closing will not infringe, the rights of any other Person. Any Intellectual Property Rights used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

(d)                All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e)                 None of the execution, delivery or performance by the Company of this Agreement to which the Company is a party or the consummation by the Company of the transactions contemplated hereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing.

(f)                  The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Company Intellectual Property that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business.

3.23             Customers and Suppliers. No supplier or customer of the Company has (i) terminated its relationship with each Company, (ii) materially reduced its business with each Company or materially and adversely modified its relationship with each Company, (iii) notified each Company in writing of its intention to take any such action, or (iv) to the Knowledge of each Company, become insolvent or subject to bankruptcy proceedings.

3.24             Accounts Receivable and Payable; Loans.

(a)                 All accounts receivable and notes of the Company reflected on the Company’s financial statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Company’s financial statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b)                There is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the best of the Company’s knowledge, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c)                 The information set forth on Schedule 3.24(c) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 3.24(c), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

3.25             Pre-payments. The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

3.26             Employees.

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(a)                 Schedule 3.26(a) sets forth a true, correct and complete list of the ten (10) highest paid employees and independent contractors of the Company as of the date hereof, including the name, department, title, employment or engagement commencement date, current salary or compensation rate for each such person and total compensation (including bonuses) paid to each such person as of the date hereof. Unless indicated in such list, no salaried employee or independent contractor included in such list (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with the Company, or (iii) has received written notice of such termination from the Company. No salaried employee or independent contractor (but specifically excluding all account executives) of the Company that earned an aggregate amount of compensation in excess of US$100,000 as of the date hereof intends to terminate his or her relationship with each Company within six (6) months following the Closing Date. Schedule 3.26(a) sets forth all proceedings, governmental investigations or administrative proceedings of any kind against each Company of which each Company has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment.

(b)                Each Company is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of each Company, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(c)                 There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company under any worker’s compensation policy or long-term disability policy.

(d)                Except as would not have a Material Adverse Effect, the Company has properly classified all of its employees as exempt or non-exempt.

3.27             Employment Matters.

(a)                 Schedule 3.27(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company now in effect or under which the Company has or might have any obligation, or any understanding between the Company and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company, and complete and correct information concerning the Company’s employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 3.27(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of the Company.

(b)                Except as disclosed on Schedule 3.27(b):

(i)                  all employees of the Company are employees at will, and the employment of each employee by each Company may be terminated immediately by each Company, as applicable, without any cost or liability except severance in accordance with each Company’s standard severance practice as disclosed on Schedule 3.27(b);

(ii)                to the best knowledge of the Company, no employee of the Company has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii)              to the best knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv)               the Company is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company.

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(c)                 The Company has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. No present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits have been paid or adequate accruals therefor have been made.

3.28             Withholding. All obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. All reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

3.29             Employee Benefits and Compensation.

(a)                 Schedule 3.29 sets forth a true and complete list of each employee benefit plan, bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time during the period immediately preceding the date hereof and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, and has been administered and operated in all material respects in accordance with its terms.

(b)                There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(c)                 The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 3.29, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable Laws).

(d)                With respect to each Plan, the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the three most recently prepared financial statements; and (v) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

3.30             Real Property.

(a)                 Except as set forth on Schedule 3.30, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 3.30, free and clear of all Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

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(b)                With respect to the Leases: (i) they are valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessees have been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessees’ obligations thereunder have been granted by the lessors; (v) there exists no default or event of default thereunder by the Company or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on the Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased properties, none of which are subleased or assigned to another Person. The Leases lease all useable square footage of the premises located at the leased Real Property locations. The Company does not owe any brokerage commission with respect to any Real Property.

3.31             Accounts. Schedule 3.31 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

3.32             Tax Matters.

(a)                 (i) The Company has duly and timely filed all Tax Returns which are required by applicable Laws of the PRC to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets and, to the best of the Company’s knowledge, no basis exists therefor; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (vi) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vii) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed with respect to or as a result of any transaction contemplated by this Agreement; (viii) there is no Lien for Taxes upon any of the assets of the Company; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement, with respect to the Company; (x) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xi) the Company has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the Balance Sheet Date; (xii) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company; (xiii) the Company is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xiv) the Company is and has never been included in any consolidated, combined or unitary Tax Return; (xv) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; (xvi) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; and (xvii) the Company is not and has not been treated as a foreign corporation for U.S. federal income tax purposes.

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(b)                The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

3.33             Environmental Laws.

(a)                 The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                The Company has delivered to Purchaser all material records in its possession concerning the Hazardous Materials Activities of the Company and all environmental audits and environmental assessments in the possession or control of the Company of any facility currently owned, leased or used by the Company which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company.

(c)                 There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

3.34             Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Purchaser or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

3.35             Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

3.36             Directors and Officers. Schedule 3.36 sets forth a true, correct and complete list of all directors and officers of the Company.

3.37             Other Information. Neither this Agreement nor any of the documents or other information made available to Purchaser or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Purchaser’s due diligence review of the Business, the Company Common Stock, the Company’s assets or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. The Company has provided Purchaser with all requested material information regarding the Business.

3.38             Certain Business Practices. Neither the Company, nor any director, officer, agent or employee of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any director, officer, agent or employee of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since December 30, 2014, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

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3.39             Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.40             OFAC. Neither the Company, nor any director or officer of the Company (nor, to the knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

3.41             Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Sellers and the Company that:

4.1                Corporate Existence and Power. Purchaser is a company duly organized, validly existing and in good standing under the laws of British Virgin Islands. Purchaser has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

4.2                Corporate Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser, including each of the Purchaser board of directors to the extent required by the its organizational documents, any other applicable Law or any contract to which Purchase or any of its shareholders is a party or by which or its securities are bound. This Agreement has been duly executed and delivered by each Purchaser and it constitutes a valid and legally binding agreement of Purchaser, enforceable against it in accordance with its terms.

4.3                Governmental Authorization. Other than as required under the British Virgin Islands Law, or as otherwise set forth on Schedule 4.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

4.4                Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement do not and will not contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser.

4.5                Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

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ARTICLE V
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

5.1                Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable laws, to consummate and implement expeditiously the transaction contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transaction contemplated by this Agreement.

5.2                Conduct of the Business.

(a)                 From the date hereof through the Closing Date, the Company shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Purchaser, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties.

(b)                The Company shall (i) take or agree to take any action that might make any representation or warranty of the Company inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

5.3                Access to Information. From the date hereof until and including the Closing Date, the Company shall, to the best of its ability, (i) continue to give the Purchaser, its legal counsel and other representatives full access to the offices, properties and, books and records, (ii) furnish to the Purchaser, its legal counsel and other representatives such information relating to the Business as such Persons may request and (iii) cause the employees, legal counsel, accountants and representatives of the Company to cooperate with Purchaser in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company.

ARTICLE VI
CONDITIONS TO CLOSING

6.1                Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions: (a) no provision of any applicable Laws, and no judicial order, shall prohibit or impose any condition on the consummation of the Closing, and (b) there shall not be any pending action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

6.2                Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to the satisfaction, or the waiver at the Purchaser’s discretion, of the following further conditions:

(a)                 Each of the Sellers and the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

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(b)                All of the representations and warranties of the Sellers and the Company Parties contained in this Agreement and in any certificate or other writing delivered by the Sellers or the Company pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

(c)                 Purchaser shall have received a certificate signed by the Sellers and an authorized officer of the Company to the effect set forth in clauses (a) and (b) of this Section 6.2.

(d)                The Company shall have delivered to the Purchaser (i) the Company’s Register of Members, evidencing that the Purchaser’s name has been duly entered as a holder of the Equity Interests, and (ii) executed transfer instruments with an official corporate seal affixed thereto evidencing the Purchaser’s ownership of the Equity Interests immediately after the Closing.

(e)                 All approval and registration formalities as set forth in Section 2.3 hereof shall have been completed, and shall be in full force and effect as of the Closing Date, and the Company shall have provided to Purchaser certified true copies of such approval and registration documents.

ARTICLE VII
DISPUTE RESOLUTIONS

7.1                The parties to this Agreement agree that any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be resolved by and referred to arbitration upon the demand of any party to the dispute with notice (the “Arbitration Notice”) to the other party(ies) to the Dispute. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Rules. Each of the claimant and the respondent to the Dispute shall be entitled to designate one arbitrator in accordance with the HKIAC Rules. If either party fails to designate an arbitrator, HKIAC shall appoint the arbitrator. The two arbitrators so appointed shall designate the third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within 30 days from the confirmation of the second arbitrator, HKIAC shall appoint the presiding arbitrator. The arbitral proceedings shall be conducted in English or Chinese. To the extent that the HKIAC Rules are in conflict with the provisions of this clause, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive law. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

7.2                Any Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the final decision or award of the arbitrators.

7.3                When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

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ARTICLE VIII
TERMINATION

8.1                Termination Upon Default.

(a)                 The Sellers may terminate this Agreement by giving notice to the Purchaser on or prior to the Closing Date, without prejudice to any rights or obligations of the Sellers may have, if Purchaser shall have materially breached any representation or warranty or breached any agreement or covenant contained herein on or prior to the Closing Date, and in either case, such breach is not cured within ten (10) days following receipt by the Purchaser of a notice describing in reasonable detail the nature of such breach.

(b)                The Purchaser may terminate this Agreement by giving notice to the Sellers, without prejudice to any rights or obligations Purchaser or Company may have, if the Sellers shall have materially breached any of their covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by ten (10) days following receipt by the Sellers of a notice describing in reasonable detail the nature of such breach.

(c)                 In the event this Agreement is terminated by the Sellers pursuant to Section 8.1(a), Purchaser shall be responsible for paying all of its own expenses and those of the Sellers and the Company incurred in connection with this Agreement.

(d)                In the event this Agreement is terminated by the Purchaser pursuant to Section 8.1(b), each of the Sellers shall be responsible for paying all of its own expenses and the expenses of Purchaser incurred in connection with this Agreement.

8.2                Long Stop Date. If any Closing condition is not satisfied or waived ultimately by September 30, 2025 (the "Long Stop Date") or such later date as may be agreed between the parties to this Agreement, each of the parties may, at its sole discretion, in addition to and without prejudice to all other rights and remedies available under this Agreement and by Laws, terminate this Agreement by notice to the other party, provided that a party may not give such termination notice if it is in material breach of its obligations, covenants and undertakings set out in this Agreement.

8.3                Survival. This Article VIII shall survive any termination hereof.

ARTICLE IX
MISCELLANEOUS

9.1                Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Purchaser, to:

CNET TECHNOLOGY LIMITED
c/o ZW Data Action Technologies Inc.

8/F, 29 Des Voeux Road Central, Central, Hong Kong
Attention: George Chu

Email: george.chu@chinanet-online.com

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if to Seller A, to:

B OCEAN CAPITAL MANAGEMENT LIMITED
Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way,

802 West Bay Road,

Grand Cayman, KY1 – 1205 Cayman Isands
Attn: LEE Sze-Yuen Julian

Email: julian@b-ocean.capital

if to Seller B, to:

OASIS MANAGEMENT CONSULTANT LIMITED
Unit D, 10/F, China Fen Hin Building, 5 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong
Attn: Daniel Lo

Email: titans.daniello@gmail.com

if to Company, to:

Titans Investment Asset Holdings Limited

ABM Corporate Services, Ltd, 1st Floor, Columbus Centre, P.O. Box 2283, Road Town, Tortola, British Virgin Islands
Attn: Daniel Lo

Email: titans.daniello@gmail.com

9.2                Amendments; No Waivers; Remedies.

(a)                 This Agreement cannot be amended, except by a writing signed by each party, or terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)                Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)                 Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)                Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

9.3                Arms’ Length Bargaining; no Presumption Against Drafter. This Agreement has been negotiated at arms-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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9.4                Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

9.5                Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

9.6                No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

9.7                Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Hong Kong, without giving effect to the conflict of laws principles thereof.

9.8                Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9.9                Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, warranty or agreement of any person in entering into this Agreement, prior or contemporaneous, except those expressly stated herein.

9.10             Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

9.11             Construction of Certain Terms and References; Captions. In this Agreement:

(a)                 References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)                The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)                 Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by party.

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(d)                Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e)                 If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)                  Captions are not a part of this Agreement, but are included for convenience, only.

9.12             Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

9.13             Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, Sellers, Purchaser and the Company have each caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SELLER A:	B OCEAN CAPITAL MANAGEMENT LIMITED

By: /s/ LEE Sze-Yuen Julian
Name: LEE Sze-Yuen Julian
Title: Director

SELLER B:	OASIS MANAGEMENT CONSULTANT LIMITED

By: /s/ Daniel Hiu Chui Lo
Name: Daniel Hiu Chui Lo
Title: Director

PURCHASER:
CNET TECHNOLOGY LIMITED

	By:	/s/ George Kai Chu
Name: George Kai Chu
Title: Director

COMPANY:

TITANS INVESTMENT ASSET HOLDINGS LIMITED

	By:	/s/ Daniel Hiu Chui Lo
Name: Daniel Hiu Chui Lo
Title: Director

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